SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 6, 2004

Eye Care Centers of America, Inc.

(Exact Name of Registrant as Specified in its Charter)

Texas

(State or Other Jurisdiction of Incorporation)

033-70572	74-2337775

(Commission File Number)	(I.R.S. Employer Identification No.)

11103 West Avenue San Antonio, Texas	78213-1392

(Address of Principal Executive offices)	(Zip Code)

(210) 340-3531

(Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Item 5.      Other Events.

          On May 6, 2004, Eye Care Centers of America, Inc. filed a press release announcing that it had filed a registration statement on Form S-1 in respect of its initial public offering of Income Units. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.      Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release issued May 6, 2004 by Eye Care Centers of America, Inc., entitled “Eye Care Centers of America, Inc. Files Registration Statement for Proposed Initial Public Offering of Income Units and Senior Subordinated Notes.”

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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

EYE CARE CENTERS OF AMERICA, INC.

Date: May 6, 2004	By:	/s/ Alan E. Wiley

		Name:	Alan E. Wiley
		Title:	Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release issued May 6, 2004 by Eye Care Centers of America, Inc., entitled “Eye Care Centers of America, Inc. Files Registration Statement for Proposed Initial Public Offering of Income Units and Senior Subordinated Notes.”

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